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                                    EXHIBIT A

     THIS EXHIBIT A, amended as of ___, 2003 to reflect the deletion of the E*TRADE Premier Money Market Fund, is Exhibit A to that certain Transfer Agency Services Agreement dated as of December 29, 1998, as amended from time to time, by and between PFPC Inc. and E*TRADE Funds.

                                   PORTFOLIOS
                                   ----------

                         E*TRADE Asset Allocation Fund
                         E*TRADE Bond Fund
                         E*TRADE International Index Fund
                         E*TRADE Russell 2000 Index Fund
                         E*TRADE S&P 500 Index Fund
                         E*TRADE Technology Index Fund
                         E*TRADE Money Market Fund
                         E*TRADE Government Money Market Fund
                         E*TRADE New York Municipal Money Market Fund
                         E*TRADE Municipal Money Market Fund
                         E*TRADE California Municipal Money Market Fund


E*TRADE FUNDS                                PFPC INC.


By:                                          By:
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Name:                                        Name:
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Title:                                       Title:
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